UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 13, 2006

BIG 5 SPORTING GOODS CORPORATION
(Exact name of registrant as specified in charter)

Delaware	000-49850	95-4388794

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2525 East El Segundo Boulevard, El Segundo, California (Address of principal executive offices)	90245 (Zip Code)
Registrant’s telephone number, including area code: (310) 536-0611
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (7 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Exhibit 10.1

Item 1.01. Entry into a Material Definitive Agreement.
     On March 13, 2006, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Big 5 Sporting Goods Corporation (the “Company”) approved new annual base salaries (effective March 27, 2006) of the Company’s executive officers for fiscal 2006. The following table sets forth new annual base salaries of the Company’s Named Executive Officers (as determined by reference to the Company’s proxy statement dated November 7, 2005) and the Company’s Senior Vice President, Chief Financial Officer and Treasurer (salary information for the prior year is included for comparison purposes):

NAME AND POSITION	FISCAL YEAR	ANNUAL SALARY

Steven G. Miller	2006	$443,000
Chairman of the Board, President and	2005	$433,000
Chief Executive Officer

Barry D. Emerson	2006	$300,000
Senior Vice President, Chief Financial	2005	$275,000
Officer and Treasurer

Thomas J. Schlauch	2006	$251,000
Senior Vice President, Buying	2005	$243,000

Richard A. Johnson	2006	$225,000
Senior Vice President, Store Operations	2005	$217,000

Gary S. Meade	2006	$190,000
Senior Vice President, General Counsel	2005	$177,000
and Secretary
     Also, on March 13, 2006, the Compensation Committee authorized the payment of an annual cash bonus to each of the foregoing executive officers in respect of the year ended January 1, 2006 (fiscal 2005), which amounts were as follows (bonuses previously paid for the prior year are shown for comparison purposes):

NAME	FISCAL YEAR	BONUS

Steven G. Miller	2005	$415,000
	2004	$615,000

Thomas J. Schlauch	2005	$200,000
	2004	$217,000

Richard A. Johnson	2005	$180,000
	2004	$197,000

Barry D. Emerson	2005	$100,000

Gary S. Meade	2005	$100,000
	2004	$98,000
     The foregoing is intended only to be a summary of existing arrangements and is not intended to provide any additional rights to any officer.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description

10.1	Base Salary and Bonus Information for Certain Executive Officers

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIG 5 SPORTING GOODS CORPORATION (Registrant)
Dated: March 17, 2006	By:	/s/ Steven G. Miller
Steven G. Miller
President and Chief Executive Officer